Exhibit 99.2

Media General Reports June Revenues

          RICHMOND, Va., July 13 /PRNewswire-FirstCall/ -- Media General, Inc. (NYSE: MEG) today reported June 2006 total revenues of $70.1 million, a 3.7 percent increase from June 2005. By business segment, Publishing Division total revenues increased 2.1 percent, Broadcast Division total revenues increased 5.4 percent, and Interactive Media Division total revenues rose 32.2 percent. Reported revenues for 2006 and 2005 do not include the revenues of the television stations and their associated Web sites that the company, as previously announced, holds for divestiture. These assets are reported as discontinued operations, as required by accounting rules.

          Newspaper advertising in June increased 2.8 percent over last year, reflecting continued growth in Classified and Retail advertising.

          Classified advertising revenues increased $735,000, or 4.4 percent. The growth was driven by the continued strength of real estate advertising at The Tampa Tribune, where total Classified revenues increased 9.6 percent. The Richmond Times-Dispatch reported a 2.9 percent increase, while the Winston-Salem Journal saw a decrease of 8.3 percent, due mostly to lower spending in the automotive category. The Community newspaper group was up 3.5 percent in total for Classified advertising.

          Real estate linage increased 45.1 percent for the company’s three metropolitan newspapers, more than offsetting a 27.1 percent decrease in automotive linage that continued to reflect lower spending by automotive dealers. The significant growth in real estate linage was driven by a 77.2 percent increase at The Tampa Tribune, which continued to benefit from a strong new-housing market in the Tampa region. Both the Richmond Times-Dispatch and the Winston-Salem Journal are also seeing a strong housing market, resulting in real estate advertising linage increases of 47.6 percent and 7.9 percent, respectively, at those newspapers.

          Employment linage at the three metro newspapers decreased 5.9 percent overall. Help-wanted linage was up 2.2 percent at the Richmond Times-Dispatch. The Tampa Tribune and Winston-Salem Journal reported decreases of 19.4 percent and 0.5 percent, respectively. The Tampa decrease reflected softness in help-wanted advertising in some of its auxiliary employment products.

          Retail revenues in June increased $410,000, or 2.5 percent, including revenues from new product offerings in many markets. The Tampa Tribune and Richmond Times-Dispatch each generated a 1.9 percent increase in Retail revenues, and the Winston-Salem Journal posted a 7.4 percent gain. The increases resulted mostly from higher spending in the home improvement, department store and financial categories as well as the addition of several new products, including Spanish-language weeklies in Tampa and Richmond. The Community newspaper group saw a 2.7 percent Retail growth, led by increases in the North Carolina and Central Virginia markets.

          National revenues decreased $125,000, or 3.5 percent. The Richmond Times-Dispatch reported a 29.7 percent advance due to higher oil company and insurance advertising. The Richmond increase partially offset decreases of 14.4 percent and 13.7 percent, respectively, at The Tampa Tribune and the Winston-Salem Journal. Tampa experienced lower spending in the telecommunications and travel categories, while Winston-Salem had decreased automotive advertising.

          Circulation revenues were down $245,000, or 3.9 percent. Approximately one-half of the decline was due to the continued roll-out of a change in wholesale rates to independent carriers at several newspapers. These rate changes, which were completed at all of the company’s newspapers at the end of June 2006, generated a dollar-for-dollar decrease in Circulation expense. Nine Media General newspapers posted increases in net-paid Daily Circulation, while overall volume decreased slightly.

          In the Broadcast Division, gross time sales increased $1.3 million, or 5.8 percent, reflecting strong Political advertising that more than offset lower Local and National advertising.

          Local time sales decreased $300,000, or 2.1 percent, and reflected lower spending in the automotive and financial categories, partially offset by increases in the fast food and telecommunications categories.

          National time sales decreased $475,000, or 6.2 percent, mostly due to continued softness in the automotive and corporate categories, offset partially by increases in telecommunications advertising.

          Political revenues for the month were $2.2 million, compared with $160,000 last June, and were mostly derived from gubernatorial, U.S. Senate, and state and local races in Florida, South Carolina, Alabama, and Georgia.

          Interactive Media Division revenue growth reflected higher advertising in all categories, led by increases of 17.9 percent and 63.8 percent, respectively, in online Classifieds and National/Regional advertising. Help-wanted and real estate advertising growth was strong in June, and nearly all Media General Web sites generated significantly higher revenues. The National/Regional advertising increase was mostly due to expanded campaigns across multiple Web sites. Local revenues improved 13.8 percent and reflected new direct-sale products such as increased sponsorships. Page views and visitor sessions for the month rose 13 percent and 18 percent, respectively, including Media General’s game sites.

          About Media General

          Media General is a multimedia company operating leading newspapers, television stations and online enterprises primarily in the Southeastern United States. The company’s publishing assets include three metropolitan newspapers, The Tampa Tribune, Richmond Times-Dispatch, and Winston-Salem Journal; 22 daily community newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina; and more than 150 weekly newspapers and other publications. The company’s broadcasting assets currently include 30 network-affiliated television stations that reach more than 33 percent of the television households in the Southeast and more than 10 percent of those in the United States. The company’s interactive media assets include more than 75 online enterprises that are associated with its newspapers and television stations. Media General also owns a 33 percent interest in SP Newsprint Company, a manufacturer of recycled newsprint.

MEDIA GENERAL INC.
Revenues and Page Views

		June

	2006	2005	% Change

Revenues (000)	$70,068	$67,541	3.7%
Publishing	45,109	44,193	2.1%
Broadcast	23,374	22,171	5.4%
Interactive Media	2,041	1,544	32.2%
Eliminations	(456)	(367)	(24.3)%

Discontinued Operations (1)	3,535	3,264	8.3%

Selected Publishing Revenues (000)
By Category
Advertising	$37,967	$36,949	2.8%
Classified	17,276	16,541	4.4%
Retail	16,758	16,347	2.5%
National	3,400	3,525	(3.5)%
Other	533	536	(0.6)%
Circulation	6,063	6,308	(3.9)%
By Property
Richmond	10,899	10,502	3.8%
Tampa	14,716	14,358	2.5%
Winston-Salem	4,104	4,127	(0.6)%
Community Newspapers	15,253	15,039	1.4%

Advertising Revenues (000) (2)
Richmond	$8,603	$8,178	5.2%
Tampa	13,471	13,090	2.9%
Winston-Salem	3,263	3,334	(2.1)%
Community Newspapers	12,302	12,017	2.4%

Broadcast Time Sales (gross) (000)	$23,239	$21,965	5.8%
Local	13,871	14,172	(2.1)%
National	7,156	7,632	(6.2)%
Political	2,212	161	—

Selected Online Total Page Views
TBO.com	20,417,959	20,121,559	1.5%
(Tampa, Fla.)
TimesDispatch.com	9,802,226	8,668,467	13.1%
(Richmond, Va.)
JournalNow.com	3,369,894	3,650,106	(7.7)%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.

(1) Revenues from certain broadcast television stations and their associated Web sites that the company is divesting.

(2) Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Revenues and Page Views

		Year-to-Date

	2006	2005	% Change

Revenues (000)	$447,501	$431,579	3.7%
Publishing	299,014	289,893	3.1%
Broadcast	138,931	134,507	3.3%
Interactive Media	12,716	9,423	34.9%
Eliminations	(3,160)	(2,244)	(40.8)%

Discontinued Operations (1)	20,219	20,067	0.8%

Selected Publishing Revenues (000)
By Category
Advertising	$250,580	$239,864	4.5%
Classified	114,807	105,063	9.3%
Retail	111,164	108,617	2.3%
National	20,950	22,689	(7.7)%
Other	3,659	3,495	4.7%
Circulation	41,454	43,522	(4.8)%
By Property
Richmond	70,158	69,572	0.8%
Tampa	101,196	94,427	7.2%
Winston-Salem	26,793	26,678	0.4%

Community Newspapers	99,863	98,159	1.7%
Advertising Revenues (000) (2)
Richmond	$55,169	$53,832	2.5%
Tampa	91,609	84,768	8.1%
Winston-Salem	21,436	21,563	(0.6)%
Community Newspapers	80,234	78,221	2.6%

Broadcast Time Sales (gross) (000)	$140,319	$132,898	5.6%
Local	89,151	86,686	2.8%
National	46,886	45,447	3.2%
Political	4,282	765	—

Selected Online Total Page Views
TBO.com	100,260,774	106,244,130	(5.6)%
(Tampa, Fla.)
TimesDispatch.com	65,668,225	50,541,228	29.9%
(Richmond, Va.)
JournalNow.com	21,923,432	21,241,403	3.2%
(Winston-Salem, N.C.)

Notes: All data are subject to later adjustment.

(1) Revenues from certain broadcast television stations and their associated Web sites that the company is divesting.

(2) Amounts reflected included both daily and weekly newspapers.

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	June

	2006	2005	% Change

Richmond Times-Dispatch
Retail	30,516	27,479	11.1%
National	9,837	8,742	12.5%
Classified	65,696	75,699	(13.2)%
Total	106,049	111,920	(5.2)%

Tampa Tribune
Retail	38,860	41,775	(7.0)%
National	12,541	13,722	(8.6)%
Classified	123,103	127,504	(3.5)%
Total	174,504	183,001	(4.6)%

Winston-Salem Journal
Retail	33,623	34,909	(3.7)%
National	6,851	8,974	(23.7)%
Classified	54,504	58,638	(7.1)%
Total	94,978	102,521	(7.4)%

Community & Associates Dailies
Retail	319,957	296,727	7.8%
National	22,634	27,051	(16.3)%
Classified	427,197	415,478	2.8%
Total	769,788	739,256	4.1%

Media General Dailies Totals
Retail	422,956	400,890	5.5%
National	51,863	58,489	(11.3)%
Classified	670,500	677,319	(1.0)%
Total	1,145,319	1,136,698	0.8%

*	Advertising is in column inches - full run only

MEDIA GENERAL INC.
Daily Newspapers Advertising Linage*

	Year-to-Date

	2006	2005	% Change

Richmond Times-Dispatch
Retail	191,751	189,699	1.1%
National	59,258	64,143	(7.6)%
Classified	440,100	471,439	(6.6)%
Total	691,109	725,281	(4.7)%

Tampa Tribune
Retail	272,145	275,838	(1.3)%
National	80,189	91,716	(12.6)%
Classified	859,498	834,321	3.0%
Total	1,211,832	1,201,875	0.8%

Winston-Salem Journal
Retail	220,079	218,426	0.8%
National	49,179	54,336	(9.5)%
Classified	347,942	377,022	(7.7)%
Total	617,200	649,784	(5.0)%

Community & Associates Dailies
Retail	2,042,828	1,954,035	4.5%
National	123,823	175,740	(29.5)%
Classified	2,721,332	2,698,856	0.8%
Total	4,887,983	4,828,631	1.2%

Media General Dailies Totals
Retail	2,726,803	2,637,998	3.4%
National	312,449	385,935	(19.0)%
Classified	4,368,872	4,381,638	(0.3)%
Total	7,408,124	7,405,571	0.0%

*	Advertising is in column inches - full run only

SOURCE  Media General, Inc.
          -0-                                                                       07/13/2006
          /CONTACT:  Investors: Lou Anne J. Nabhan, +1-804-649-6103, or Media: Ray Kozakewicz, +1-804-649-6748,
both of Media General, Inc./
          /First Call Analyst: /
          /FCMN Contact: etucker@mediageneral.com /
          /Web site:  http://www.mediageneral.com/
          (MEG)

CO:	Media General, Inc.
ST:	Virginia
IN:	PUB TVN ADV ENT
SU: